Exhibit 10.3

HARTE-HANKS, INC.
PERFORMANCE UNIT AWARD

Unless otherwise defined in this Performance Unit Award (this “Award Document”), all capitalized terms used in this Award Document will have the same meanings ascribed to them in the Harte-Hanks, Inc. 2013 Omnibus Incentive Plan (as may be amended, the “Plan”).

Pursuant to Article XI of the Plan, you have been granted performance units (“Units”) on the following terms and subject to the provisions of the Plan, which are incorporated by reference.  In the event of a conflict between the provisions of the Plan and this Award Document, the provisions of the Plan will prevail.

Participant:

Number of Units Granted:

Grant Date:	[ ], 201[ ]

Vesting Schedule:	Subject to the terms of Exhibit A attached hereto, the Units subject to this Award Document will vest and become payable:

(i) on the third anniversary of the Grant Date, but only to the extent the Performance Criteria set forth below is achieved; or

(ii) to the extent sooner, upon a Change of Control.

Performance Criteria:	[ as established by the Committee]

By your signature and the signature of the Company’s representative below, you and the Company agree that these Units are granted under and governed by the terms and conditions of the Plan and the terms and conditions set forth in the attached Exhibit A.

PARTICIPANT	HARTE-HANKS, INC.

By:
[name]

Performance Unit Award                             , 201

EXHIBIT A

TERMS AND CONDITIONS OF THE

PERFORMANCE UNIT AWARD

Payment.

No payment is required for the Units that you receive under this Award.

Vesting.

This Award will vest in accordance with the Vesting Schedule set forth in the Award Document, provided that you (i) are still a director or an employee of the Company at the time such Common Stock vests, or (ii) have retired from service to the Company in accordance with its applicable policies.  If your service to the Company terminates prior to the date the Units vest for any reason other than your retirement in accordance with the Company’s applicable policies, all unvested Units shall be forfeited at the time of such termination.

Settlement.

Upon vesting, in settlement of the vested Units (if any) you will receive (i) one share of Common Stock for each vested Unit, or (ii) if the Committee so elects (in its sole discretion), cash in an amount equal to the Fair Market Value of the Common Stock multiplied by the number of Units vested[; provided, that if you are a 162(m) Participant, then the maximum amount of any Award payable in connection with this Award Document shall not exceed $2,500,000 or 200% of your annual base salary with respect to any fiscal year of the Company].

Withholding Taxes.

No stock certificates or monies will be released to you unless you have made acceptable arrangements to pay any withholding taxes that may be due as a result of your receipt of the settlement of this Award.  These arrangements may include withholding of Common Stock that otherwise would be released to you when the Unit vests or surrendering of Common Stock that you already own.  The Fair Market Value of the Common Stock that are withheld or that you surrender, determined as of the date when the taxes otherwise would have been withheld in cash, will be applied as a credit against the taxes.  Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding (“Tax Related Items”), the ultimate liability for all Tax Related Items is and remains your responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax Related Items in connection with the grant or settlement of this Award or the subsequent sale of any shares acquired on settlement and (b) does not commit to structure the Award to reduce or eliminate your liability for Tax Related Items.

Clawback.

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), the Units shall not be deemed fully earned or vested, even if settled and distributed to you, if the Units or any portion thereof are deemed incentive compensation and subject to recovery, or “clawback,” by the Company pursuant to the provisions of Dodd-Frank and any rules or regulations promulgated thereunder or by any stock exchange on which the Company’s securities are listed (the “Rules”).  In addition, you hereby acknowledge that this Award Document and the Plan may be amended as necessary and/or shall be subject to any recoupment policies adopted by the Company to comply with the requirements and/or limitations under Dodd-Frank and the Rules, or any other federal or stock exchange requirements, including by expressly permitting (or, if applicable, requiring) the Company to revoke, recover and/or clawback the Units or the Common Stock or cash issued in settlement thereof.

Protection of Goodwill.

You acknowledge that the Company is providing you with this Award in connection with and consideration for your promises and covenants contained herein.  Specifically, in consideration for the Award, which you acknowledge provides a material incentive for you to grow, develop and protect the goodwill and confidential and proprietary information of the Company, you agree that the Award (itself and in combination with any other awards made under the Plan) constitutes independent and sufficient consideration for all non-competition, non-solicitation and confidentiality covenants between you and the Company, and agree and acknowledge that you will fully abide by each of such covenants.  You further acknowledge that your promise to fully abide by each of the protective covenants referenced above is a material inducement for the Company to provide you with the Award.

No Guarantee of Continued Service.

YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF UNITS PURSUANT TO THE VESTING SCHEDULE SET FORTH IN THE AWARD DOCUMENT IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THIS AWARD).  YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AWARD DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT AS AN EMPLOYEE FOR THE VESTING PERIOD OR ANY PERIOD AT ALL AND WILL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE COMPANY’S RIGHT TO DISMISS YOU FROM EMPLOYMENT, FREE FROM ANY LIABILITY, OR ANY CLAIM UNDER THE PLAN, AT ANY TIME, WITH OR WITHOUT CAUSE.

Further Understandings.

You further acknowledge and agree that you will not have any rights as a stockholder with respect to any shares of Common Stock covered by the Award until you become the holder of record of such shares of Common Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date you become the holder of record of such shares of Common Stock.

Entire Agreement; Governing Law.

The Plan and this Award Document constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof.  This Award Document may not be modified in a manner that impairs your rights heretofore granted under the Plan, except with your consent or as necessary to comply with applicable law or stock exchange rules.  This Award Document is governed by the internal substantive laws but not the choice of law rules of Delaware.

Severability.

The invalidity or unenforceability of any provision of the Plan or this Award Document will not affect the validity or enforceability of any other provision of the Plan or this Award Document, and each provision of the Plan and this Award Document will be severable and enforceable to the extent permitted by law.

Discretionary Nature of Plan.

The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Units in this Award Document does not create any contractual right or other right to receive any Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of your employment with the Company.

Counterparts.

This Award Document may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Document transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

BY SIGNING THE AWARD DOCUMENT, YOU ACKNOWLEDGE RECEIPT OF A COPY OF THE PLAN AND REPRESENT THAT YOU ARE FAMILIAR WITH THE TERMS AND CONDITIONS OF THE PLAN, AND HEREBY ACCEPT THIS AWARD SUBJECT TO ALL PROVISIONS IN THIS AWARD DOCUMENT AND IN THE PLAN.  YOU HEREBY AGREE TO ACCEPT AS FINAL, CONCLUSIVE AND BINDING ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD DOCUMENT.